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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement No. 33-93006 on Form S-3 and Registration Statement Nos. 33-60549, 33-68646, 33-68648, 33-96950, 333-40973, 333-40981, 333-75803, 333-84705, 333-46572,
333-46576, 333-81438, and 333-113736 on Form S-8 of our reports dated April 19,
2006 relating to the consolidated financial statements and financial statement schedule of ValueVision Media, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended February 4, 2006.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 19, 2006